Exhibit 99.1

Arcimoto Begins Development Of The Roadster

Built on the three-wheel Arcimoto Platform and developed in collaboration with Corbin-Pacific and National Cycle, the Roadster offers a pure electric thrill ride unlike any vehicle on the road today.

EUGENE, Ore., Nov. 16, 2020 – Arcimoto, Inc.® (NASDAQ: FUV), makers of affordable, practical, and joyful pure electric vehicles for everyday commuters and fleets, today announced that it has begun development of the Roadster, a new model built on the three-wheel Arcimoto platform that offers a pure electric thrill ride unlike any vehicle on the road today.

“With the Roadster, we set out to create the ultimate on-road fun machine,” said Arcimoto Founder and CEO Mark Frohnmayer. “We are very excited to have Corbin-Pacific and National Cycle on board to help develop this next-level ride.”

Arcimoto is teaming with the leader in motorcycle seats and saddles, Corbin-Pacific, to develop quality, hand-crafted saddles and accessories for the Roadster. All Corbin seats are hand-built with pride in the USA using proprietary, purpose-built materials and patented manufacturing processes. Corbin was founded by motorcycle industry legend Mike Corbin, who invented the Corbin Sparrow three-wheel electric vehicle and holds more than 80 patents in his name.

“Electric motorcycles have been central to my life, going all the way back to 1972 when we set the land speed record for EVs at the Bonneville Salt Flats,” said Mike Corbin, President and Founder of Corbin-Pacific. “I took my first drive with the Roadster prototype last week. In short, it’s the best driving three-wheeler I’ve ever ridden.”

To develop the Roadster windshield, Arcimoto has turned to National Cycle, the worldwide leader in motorcycle windshield technology, which also supplies the windshields and roofs for the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator®. National Cycle, founded in 1937, pioneered the use of polycarbonate in the motorcycle windshield space. Their proprietary Quantum® hardcoated polycarbonate offers superior scratch resistance, optical clarity and durability. National Cycle is the leading supplier of hardcoated polycarbonate shields to OEMs worldwide.

“We measure success at National Cycle by how many times we can innovate and push our industry forward,” said National Cycle President and CEO, Barry Willey. “We look forward to incorporating our latest technologies to bring the Arcimoto Roadster to market.”

Arcimoto Roadster pricing, specs, and availability will be announced at a later date.

About Arcimoto, Inc.

Arcimoto (NASDAQ: FUV) develops and manufactures ultra-efficient and affordable electric vehicles to help the world shift to a sustainable transportation system. Now available to preorder customers on the West Coast, the Arcimoto FUV is purpose-built for everyday driving, transforming ordinary trips into pure-electric joyrides. Available for preorder, the Deliverator and Rapid Responder provide last-mile delivery and emergency response functionality, respectively, at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Every Arcimoto vehicle is built at the Arcimoto Manufacturing Plant in Eugene, Oregon. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to product deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com